UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DELPHI AUTOMOTIVE PLC

(Exact Name of Registrant as Specified in Its Charter)

Jersey	98-1029562
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Courteney Road

Hoath Way

Gillingham, Kent ME8 0RU

United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.500% Senior Notes due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-185558

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Delphi Automotive PLC (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) under the Securities Act of 1933, a prospectus supplement dated March 2, 2015 (the “Prospectus Supplement”) to a Prospectus dated December 19, 2012 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-185558), which Registration Statement was filed with the Commission on December 19, 2012 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of notes” and “Tax considerations” in the Prospectus Supplement and “Description of Debt Securities and Guarantees of Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit Number	Description

4.1	Senior Notes Indenture, dated as of March 10, 2015, among Delphi Automotive PLC, Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent (incorporated herein by reference to Exhibit 4.1 to Delphi Automotive PLC’s Current Report on Form 8-K filed with the Commission on March 10, 2015).

4.2	First Supplemental Indenture, dated as of March 10, 2015, among Delphi Automotive PLC, the guarantors named therein, Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent, including form of the 1.500% Senior Notes due 2025 (incorporated herein by reference to Exhibit 4.2 to Delphi Automotive PLC’s Current Report on Form 8-K filed with the Commission on March 10, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Delphi Automotive PLC

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President, General Counsel, Secretary & Chief Compliance Officer

Date: March 10, 2015